UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020 (March 20, 2020)

 Tradeweb Markets Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38860	83-2456358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 430-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001	TW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2020, the Board of Directors (the “Board”) of Tradeweb Markets Inc. (the “Company”) approved an increase in the size of the Board by one director and filled the vacancy created by such increase by appointing Mr. Steven Berns, age 55, as a Class III director, effective April 3, 2020. Mr. Berns has been appointed to serve as an independent member of the Board, and will serve on the Audit Committee of the Board (the “Audit Committee”) in the role of Chairperson. Effective April 3, 2020, the Audit Committee will consist of Mr. Berns as Chairperson, Scott Ganeles and Paula Madoff. With the addition of Mr. Berns, the Board will consist of 10 members.

Mr. Berns will hold office until the annual meeting of stockholders to be held in 2022 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.

In connection with the appointment of Mr. Berns to the Board and the Audit Committee, the Board has determined that Mr. Berns qualifies as an “independent director” under the rules and regulations of the NASDAQ Stock Market and the Securities and Exchange Act of 1934, as amended. The Board has further determined that Mr. Berns qualifies as an “audit committee financial expert” pursuant to the provisions of Item 407(d)(5) of Regulation S-K.

Mr. Berns was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Berns does not have any family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Berns has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Berns will be entitled to (1) an annual fee of $100,000 based on his position on the Board, (2) an annual fee of $20,000 based on his position as Chairperson of the Audit Committee, and (3) an annual equity award of restricted stock units with a value of $100,000, in accordance with the Company’s non-employee director compensation program as further described in the section entitled “Executive Compensation – Compensation of Directors” in our most recently filed registration statement on Form S-1.

Mr. Berns served as Chief Financial Officer of Shutterstock, Inc. (“Shutterstock”) from September 2015 to June 2019, and as Chief Operating Officer and Co-Chief Operating Officer of Shutterstock from March 2017 to March 2019 and March 2019 to June 2019, respectively. Prior to joining Shutterstock, Mr. Berns served as Executive Vice President and Chief Financial Officer of Tribune Media Company (“Tribune”) from 2013 to 2015, and Executive Vice President and Chief Financial Officer of Revlon, Inc. (“Revlon”) from 2009 to 2013. Prior to that, Mr. Berns served as the Chief Financial Officer of Tradeweb Markets LLC (“Tradeweb LLC”), the Company’s predecessor, and President, Chief Financial Officer and Director of MDC Partners, Inc. (“MDC Partners”). He previously held several senior financial positions at the Interpublic Group of Companies, Inc. and Revlon. Mr. Berns currently serves as a board member for Forum Merger II Corporation and has previously served as a board member of Forum Merger Corporation, Shutterstock and LivePerson, Inc. Mr. Berns received a B.S. in Business and Economics from Lehigh University and an Executive MBA in Finance from New York University, Stern School of Business. Mr. Berns was selected to serve on our Board because of his extensive financial knowledge, including from his service as Chief Financial Officer of Tribune, Revlon, Tradeweb LLC, MDC Partners, and most recently Shutterstock.

The Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115) and is incorporated herein by reference, with Mr. Berns.

Item 7.01. Regulation FD Disclosure.

On March 26, 2020, the Company issued a press release announcing the appointment of Mr. Berns. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit Number	Exhibit Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115)).

99.1	Press Release of Tradeweb Markets Inc., dated March 26, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADEWEB MARKETS INC.

Date: March 26, 2020	By:	/s/ Douglas Friedman
		Name:	Douglas Friedman
		Title:	General Counsel